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EXHIBIT 3.4

Bylaws
of
Apex Therapeutic Care, Inc.
a California corporation

ARTICLE I: OFFICES

        1.    PRINCIPAL OFFICE.    The location of the corporation's principal executive office shall be as designated at the end of this paragraph. The board of directors may change the location of the principal executive office to any place within or outside of California. If the principal executive office is located outside of California and the corporation has one or more business offices in California, the board of directors shall fix and designate a principal office in California.

        The principal executive office is located at:

    31324 via Colinas, Suite 110
    Westlake Village, CA 91362

        2.    OTHER OFFICES.    Branch or subordinate offices may be established at any time and at any place by the board of directors.

ARTICLE II: SHAREHOLDERS

        1.    PLACE OF MEETINGS.    Meetings of shareholders shall be held at any place within or outside of California designated by the board of directors and stated in the notice of the meeting. If no place is so specified shareholders' meetings shall be held at the corporation's principal executive office.

        2.    ANNUAL MEETING.    Annual meetings of the shareholders shall be held on the date and time specified below. However, if this date falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At this meeting, directors shall be elected and any other proper business within the power of the shareholders may be transacted. The annual meeting will be held on April 1st at 10:00 AM.

        3.    SPECIAL MEETINGS; HOW CALLED.    A special meeting of the, shareholders may be called at any time by any of the following: The board of directors, the chairman of the board, the president, any vice president, or one or more shareholders holding shares that in the aggregate are entitled to cast no less than 10 percent of the votes at that meeting. For special meetings called by anyone other than the board of directors, the person or persons calling the meeting shall make a request in writing to the chairman of the board, the president, vice president, or secretary, specifying a time and date for the proposed meeting (which is not less than 35 nor more than 60 days after receipt of the request) and the general nature of the business to be transacted. Within 20 days after receipt, the officer receiving the request shall cause notice to be given to the shareholders entitled to vote at the meeting. The notice shall state that a meeting will be held at the time requested by the person(s) calling the meeting, and shall state the general nature of the business proposed to be transacted. If notice is not given within 20 days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing in this paragraph shall limit, fix, or affect the time or notice requirements for shareholder meetings called by the board of directors.

        4.    NOTICE OF MEETINGS; TIME AND CONTENTS.    Notice of meetings of shareholders shall be sent or otherwise given not less than 10 nor more than 60 days before the meeting date. The notice shall specify the place, date, and hour of the meeting. It shall also state (a) for special meetings, the general nature of the proposed business, or (b) for annual meetings, those matters which the board of directors at the time of giving the notice intends to present for action by the shareholders. If directors are to be elected, the notice shall include the names of all nominees and persons whom the board intends to present for election, as of the date of the notice. The notice shall also state the general nature of any proposed action at the meeting to approve:

          (a)   A transaction in which a director has a financial interest, within the meaning of Section 310 of the California Corporations Code;

          (b)   An amendment of the Articles of Incorporation under Section 902 of that Code;

          (c)   A reorganization under Section 1201 of that Code;

          (d)   A voluntary dissolution of the corporation under Section 1900 of that Code; or

          (e)   A distribution in dissolution that requires approval of the outstanding shares under Section 2007 of that Code.

        The manner of giving notice and the determination of shareholders entitled to receive notice shall be in accordance with these bylaws.

        5.    MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.    Notice of any shareholders' meeting shall be given either (a) personally, or (b) by first-class mail or by telegraphic or other written communication, charges e prepaid, addressed to the shareholder at the address appearing on the corporation's books or supplied by the shareholder for purposes of notice. If the corporation has no such address for a shareholder, notice shall be either (a) sent by first-class mail addressed to the shareholder at the corporation's principal executive office, or (b) published at least once in a newspaper of general circulation in the county where the corporation's principal executive office is located. Notice is deemed to have been given at the time it was delivered personally, deposited in the mail, or sent by other means of written communication.

        If any notice or report mailed to a shareholder at the shareholder's address (as specified in the preceding paragraph) is returned marked "unable to deliver" at the address, subsequent notices or reports shall be deemed to have been duly given without further mailing if the corporation holds the document available for the shareholder on written demand at its principal executive office for one year from the date on which the notice or report was sent to the other shareholders.

        An affidavit certificate, or declaration of mailing (or other authorized means of delivery) of any notice of shareholders' meeting, report, or other document sent to shareholders shall be executed by the corporate secretary assistant secretary, or transfer agent, and filed in the corporation s minute book.

        6.    ADJOURNED MEETINGS; NOTICE.    Shareholders' meetings (either annual or special) may be adjourned from time to time by a vote of the majority of the shareholders represented at that meeting in person or by proxy, whether or not a quorum is present; however, in the absence of a quorum, no other business may be transacted, except as specifically authorized in these bylaws.

        If a meeting is adjourned to another time or place, new notice is not required if the new time and place were announced at the original meeting, unless (a) the board sets a new record date for this purpose, or (b) the adjournment is more than 45 days from the original meeting date, in which case the board must set a new record date. If a new record date is set, new notice shall be given to the shareholders of record as of that date, in the same manner as other notices of meetings. At an adjourned meeting, the corporation may transact any business that would be proper at the original meeting.

        7.    WAIVER OF NOTICE OR CONSENT BY ABSENTEES.    The transactions of any shareholders' meeting, either annual or special, however called and noticed and wherever held, shall be as valid as though they were had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if each person entitled to vote but not present at the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes.

Shareholders' signatures may be obtained either before or after the meeting. The waiver of notice or consent need not specify either the intended business or the purpose of the meeting, except that if action is taken or proposed to be taken regarding any of the matters specified in Section 601(f) of the California Corporations Code (and listed above in the paragraph on contents of notices of shareholder meetings), the general nature of the action or proposed action must be stated in the waiver of notice or consent. All written waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

        Notice is also waived by a shareholder's attendance at the meeting, unless the shareholder at the beginning of the meeting objects to the transaction of any business on the ground that the meeting was not lawfully called or convened. Attendance and failure to object to the validity of the meeting, however, does not constitute a waiver of any right to object expressly, at a meeting, to consideration of matters required by law to be included in the notice of the meeting which were not so included.

        8.    ACTION BY WRITTEN CONSENT WITHOUT A MEETING.    Any action that could be taken at an annual or special meeting of shareholders, except for the election of directors (see following paragraph), may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having at least the minimum number of votes necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voting.

        Directors may be elected without a meeting only by the unanimous written consent of all shares entitled to vote for the election of directors, except that vacancies the board is entitled to fill (vacancies other than those caused by removal of a director) may be filled by the written consent of a majority of the outstanding shares entitled to vote.

        All written consents shall be filed with the Secretary of the corporation and maintained in the corporate records. Anyone who has given a written consent may revoke it by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

        Unless the consents of all shareholders entitled to vote have been solicited in writing, the secretary shall give prompt notice of any corporate action approved by the shareholders without a meeting by less than unanimous consent, to those shareholders entitled to vote who have not consented in writing. As to approvals required by California Corporations Code Section 310 (transactions in which a director has a financial interest), Section 317 (indemnification of corporate agents), Section 1202 (corporate reorganization) or Section 2007 (certain distributions on dissolution), notice of the approval shall be given at least ten days before the consummation of any action authorized by the approval. Notice shall be given in the manner specified in these bylaws for notice of shareholders' meetings.

        9.    RECORD DATE FOR SHAREHOLDER NOTICE AND VOTING.

          (a)   For purposes of determining the shareholders entitled to receive notice of and vote at a shareholders' meeting or give written consent to corporate action without a meeting, the boar may fix in advance a record date that is not more than 60 days nor less than 10 days before the date of any such meeting, or not more than 60 days before any such action without a meeting.

          (b)   If no record date has been fixed:

              (i)  The record date for determining shareholders entitled to receive notice of and vote at a shareholders' meeting shall be the business day next preceding the date on which notice is given, or if notice is waived as provided in these bylaws, the business day next preceding the day on which the meeting is held;

             (ii)  The record date for any other purpose shall be as set forth in the section of these bylaws regarding record date for purposes other than notice and voting.

          (c)   A determination of shareholders of record entitled to receive notice of and vote at a shareholders' meeting shall apply to any adjournment of the meeting unless the board fixes a new record date for the adjourned meeting. However, the board shall fix a new record date if the adjournment is to a date more than 45 days after the date set for the original meeting.

          (d)   Except as otherwise required by law, only shareholders of record on the corporation's books at the close of business on the record date shall be entitled to any of the notice and voting rights listed in subsection (a) of this section, notwithstanding any transfer of shares on the corporation's books after the record date.

        10.    QUORUM.    The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum was initially present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum; however, any action taken (other than adjournment) must be approved by at least a majority of the shares required to constitute a quorum.

        11.    VOTING.    The corporation shall determine the shareholders entitled to vote at any shareholders' meeting in accordance with bylaw provisions for record date, subject to Sections 702 through 704 of the California Corporations Code (concerning the voting of shares held by a fiduciary, a corporation, or joint owners). Except as otherwise provided by law or as otherwise provided in the Articles of Incorporation, each outstanding share shall be entitled to one vote on each matter submitted to a vote of the shareholders.

        The shareholders may vote by voice vote or by ballot, except that if any shareholder so demands before the voting begins, any election for directors must be by ballot. On any matter other than the election of directors, a shareholder may vote part of his or her shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal. If a shareholder does not specify the number of shares being voted, it will be conclusively presumed that the shareholder's vote covers all shares which that shareholder is entitled to vote.

        If a quorum is present (or if a quorum had been present earlier at the meeting but some shareholders have withdrawn), the affirmative vote of a majority of the shares represented and voting, provided such affirmative vote also constitutes a majority of the number of shares required for a quorum, shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by statute or by the Articles of Incorporation.

        12.    CUMULATIVE VOTING.    Cumulative voting for the election of directors is permitted if one or more shareholders present at the meeting give notice, before the voting begins, of their intention to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which that shareholder would normally be entitled to cast). If any shareholder has given such notice, and if the candidates' names have been placed in nomination, then all shareholders entitled to vote may cumulate their votes, giving any nominated candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder's shares are normally entitled, or distributing the cumulative number of votes among any or all of the candidates. The elected directors shall be those candidates (up to the number of directorships open for election) receiving the most votes.

        13.    PROXIES.    Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the shareholder or the shareholder's attorney in fact.

        A validly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (a) it is revoked by the person who executed the proxy, either by a writing delivered to the corporation before the proxy has been voted, or by attendance at the meeting; or (b) the corporation receives written notice of the shareholder's death or incapacity before the vote pursuant to that proxy has been counted; provided, however, that no proxy shall be valid after the expiration of 11 months from the date of the proxy unless the proxy itself provides otherwise.

        Proxies stating on their face that they are irrevocable shall be governed by Sections 705(e) and 705(f) of the California Corporations Code.

        14.    VOTING TRUSTS.    If any shareholders file a voting trust agreement with the corporation, the corporation shall take notice of its terms and trustee limitations.

        15.    ELECTION INSPECTORS.    Before any shareholders' meeting, the board of directors may appoint any persons other than nominees for office to act as election inspectors. If no election inspectors have been so appointed, the chairman of the meeting may, and on the request of any shareholder or shareholder's proxy shall appoint election inspectors at the meeting. The number of inspectors shall be either 1 or 3. If inspectors are appointed at the meeting on the request of one or more shareholders or their proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether 1 or 3 inspectors are to be appointed. If any inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and on the request of any shareholder or shareholder's proxy shall, appoint a person to fill that vacancy. These inspectors shall (a) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; (b) receive votes, ballots, or consents; (c) hear and determine all challenges and questions in any way arising in connection with the right to vote; (d) count and tabulate all votes or consents; (e) determine when the polls shall close; (f) determine the result; and (g) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

ARTICLE III: DIRECTORS

        1.    POWERS.    Subject to the provisions of the California General Corporation Law and any limitations in the Articles of Incorporation and these bylaws relating to actions requiring approval by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

        Without prejudice to these general powers, and subject to the same limitations, the board of directors shall have the power to:

          (a)   Select and remove all officers, agents, and employees of the corporation; prescribe any powers and duties for them that are consistent with law, with the Articles of Incorporation, and with these bylaws; fix their compensation; and require from them security for faithful service;

          (b)   Change the principal executive office or the principal business office in the State of California from one location to another; qualify the corporation to do business in any other state territory, dependency, or country; conduct business within or outside the state of California; and designate any place within or outside the state of California for the holding of any shareholders' meeting;

          (c)   Adopt, make and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates;

          (d)   Authorize the issuance of shares of corporate stock on an lawful terms, in consideration of money paid, labor done, services actual rendered, debts or securities canceled, or tangible or intangible property actually received; and

          (e)   Borrow money and incur indebtedness on behalf of the corporation, and cause to be executed and delivered for the corporation's purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and securities.

        2.    NUMBER OF DIRECTORS.    The authorized number of directors shall be as set forth below. This number can, be changed by an amendment to the Articles of Incorporation or an amendment to this bylaw adopted by the vote or written consent of a majority of the outstanding shares entitled to vote. However, if the number of directors is five or more, an amendment that would reduce the number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting to an action by written consent are equal to more than one sixth (16 2/3 percent) of the outstanding shares entitled to vote.

Number of Directors: 2

        3.    ELECTION AND TERM OF DIRECTORS.    Directors shall be elected at each annual shareholders' meeting, to hold office until the next annual meeting. Election of directors by written consent without a meeting requires the unanimous written consent of the outstanding shares entitle to vote. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

        No reduction of the authorized number of directors shall have the effect of removing any director before his or her term of office expires.

        4.    VACANCIES.    A vacancy in the board of directors shall be deemed to exist (a) if a director dies, resigns, of is removed by the shareholders or an appropriate court, as provided in Section 303 or Section 304 of the California Corporations Code; (b) if the board of directors declares vacant the office of a director who has been convicted of a felony or declared of unsound mind by an order of court; (c) if the authorized number of directors is increased; or (d) if at a shareholders' meeting the shareholders fail to elect the full authorized number of directors. Vacancies (except for those caused by a director's removal) may be filled by approval of the board, or, if the number of directors then in office is less than a quorum, by (i) the unanimous written consent of the directors then in office, (ii) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with Section 307 of the Corporation

        Vacancies on the board caused by the removal of a director (except for vacancies created when the board declares the office of a director vacant as provided in clause (b) of the first paragraph of this section) may be filled only by the shareholders, either by majority vote of the shares represented and voting at a meeting at which a quorum is present, or by the unanimous written consent of all shares entitled to vote.

        Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary, or the board of directors, unless the notice specifies a later effective date. If the resignation is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

        The shareholders may elect a director at any time to fill a vacancy not filled by the board of directors.

        The term of office of a director elected to fill a vacancy shall run until the next annual shareholders' meeting, and the director shall hold office until a successor is elected and qualified.

        5.    PLACE OF MEETINGS.    Regular meetings of the board of directors may be held at any place within or outside the State of California as designated from time to time by the board. In the absence of a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board may be held at any place within or outside the State of California designated in the notice of the meeting or if the notice does not state a place, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, provided that all directors participating can hear one another.

        6.    ANNUAL DIRECTORS' MEETING.    Immediately after each annual shareholders' meeting, the board of directors shall hold a regular meeting at the same place or at any other place designated by the board, to elect officers and transact other necessary business as desired. Notice of this meeting shall not be required unless some place other than the place of the annual shareholders' meeting has been designated.

        7.    OTHER REGULAR MEETINGS.    Other regular meetings of the board of directors shall be held without call at times to be fixed by the board of directors from time to time. Such regular meetings may be held without notice.

        8.    SPECIAL MEETINGS.    Special meetings of the board of directors may be called for any purpose or purposes at any time by the chairman of the board, the president, any vice president, the secretary, or any two directors.

        Special meetings shall be held on 4 day notice by mail or 48 hour notice delivered personally or by telephone or telegraph. Oral notice given personally or by telephone may be transmitted either to the director or to a person at the director's office who can reasonably be expected to communicate it promptly to the director. Written notice, if used, shall be addressed to each director at his or her address shown on the corporate records. The notice need not specify the purpose of the meeting, nor need it specify the place if the meeting is to be held at the principal executive office of the corporation.

        9.    WAIVER OF NOTICE.    Notice of a meeting, if otherwise required, need not be given to any director who (a) either before or after the meeting signs a waiver of notice or a consent to holding the meeting without being given notice, (b) signs an approval of the minutes of the meeting, or (c) attends the meeting without protesting the lack of notice before or at the beginning of the meeting. Waivers of notice or consents need not specify the purpose of the meeting. All such waivers consents, and approvals of the minutes, if written, shall be filed with the corporate records or made a part of the minutes of the meeting.

        10.    QUORUM.    A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except for adjournment.

        Except as otherwise required by California Corporations Code Section 310 (approval of contracts or transactions in which a director has a material financial interest), Section 311 (appointment of committees), and Section 317(3) indemnification of directors, every act done or decision made by a majority of the directors present at a meeting duly held at which a quorum is present shall be deemed the act of the board of directors, unless a different requirement is imposed by the Articles of Incorporation.

        A meeting at which a quorum was initially present may continue to transact business despite the withdrawal of directors, if the action taken is approved by at least a majority of the quorum required for that meeting.

        11.    ADJOURNMENT TO ANOTHER TIME OR PLACE.    Whether or not a quorum is present, a majority of the directors present may adjourn any meeting to another time and place.

        12.    NOTICE OF ADJOURNED MEETING.    Notice of the time and place of resuming an adjourned meeting need not be given if the adjournment is for 24 hours or less. If the adjournment is for more than 24 hours, notice of the new time and place shall be given, before the time set for resuming the meeting, to any directors who were not present at the time of adjournment, but need not be given to directors who were present at the time of adjournment.

        13.    ACTION WITHOUT A MEETING BY WRITTEN CONSENT.    Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board individually or collectively consent in writing to that action. Any action by written consent shall have the same effect as a unanimous vote of the board of directors. All such written consents shall be filed with the minutes of the proceedings of the board of directors.

        14.    COMPENSATION OF DIRECTORS.    Directors and members of committees of the board may be compensated for their services, and shall be reimbursed for expenses, as fixed or determined by resolution of the board of directors. This section shall not preclude any director from serving the corporation as an officer, agent, employee, or in any other capacity, and receiving compensation for those services.

        15.    REIMBURSEMENT OF NONDEDUCTIBLE COMPENSATION.    If all or part of the compensation, including expenses, paid by the corporation to a director, officer, employee, or agent is finally determined not to be allowable to the corporation as a federal or state income tax deduction, the director, officer, employee, or agent to whom the payment was made shall repay to the corporation the amount disallowed. The board of directors shall enforce repayment of each such amount disallowed by the taxing authorities.

ARTICLE IV: COMMITTEES

        1.    EXECUTIVE AND OTHER COMMITTEES OF THE BOARD.    The board of directors, by resolution adopted by a majority of the authorized number of directors, may create one or more committees with the authority of the board ("board committees" or "committees of the board"), including an executive committee. Each board committee shall consist of two or more directors. Appointment of members and alternate members requires the affirmative vote of a majority of the authorized number of directors. Committees of the board, to the extent provided in the board resolution establishing the committee, may be granted any or all of the powers and authority of the board except for the following:

          (a)   Approving any action for which the California Corporations Code also requires the approval of the shareholders or of the outstanding shares;

          (b)   Filling vacancies on the board of directors or any committee of the board;

          (c)   Fixing directors' compensation for serving on the board or a committee of the board;

          (d)   Adopting, amending, or repealing bylaws;

          (e)   Amending or repealing any resolution of the board of directors which by its express terms is not so amendable or repealable;

          (f)    Making distributions to shareholders, except at a rate or in a periodic amount or within a price range determined by the board of directors; or

          (g)   Appointing other committees of the board or their members.

        2.    MEETINGS AND ACTIONS OF BOARD COMMITTEES.    Meetings and actions of committees of the board shall be governed by the bylaw provisions applicable to meetings and actions of the board of directors as to place of meetings, regular meetings, special meetings, waiver of notice, quorum, adjournment, notice of adjournment, and action by written consent without a meeting, with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that (a) the time of regular committee meetings may be determined either by resolution of the board of directors or by resolution of the committee; (b) special committee meetings may also be called by resolution of the board of directors; (c) notice of special committee meetings shall also be given to all alternate members; and (d) alternate members shall have the right to attend all meetings of the committee. The board may adopt rules, not inconsistent with the bylaws, for the governance of committees of the board.

        3.    NON-BOARD COMMITTEES.    One or more committees without the power and authority of the board ("non-board" committees) may be created by board resolution, for investigative and other appropriate purposes. Membership on non-board committee is not limited to directors. To bind the corporation, actions of non-board committees must be ratified by the board of directors.

ARTICLE V: OFFICERS

        1.    OFFICERS; ELECTION.    The corporation shall have a chief executive officer, a secretary, and a chief financial officer. There may also be other officers as specified in the bylaws or designated by the board. Any number of offices may be held by the same person. The officers of the corporation (except for subordinate officers appointed in accordance with the provisions below) shall be elected annually by the board of directors. All officers shall serve at the pleasure of the board.

        2.    CHAIRMAN OF THE BOARD.    The Chairman of the Board, if any, shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned by the Board.

        3.    CHIEF EXECUTIVE OFFICER.    Subject to such powers, if any, as may be given by the Chairman of the Board, if any, the Chief Executive Officer shall serve as the corporation's general manager and president and, subject to the control of the board of directors, shall have general supervision, direction, and control over the corporation's business and its officers, with all the general powers and duties of management usually vested in a corporation's chief executive officer. The Chief Executive Officer shall preside at all meetings of the shareholders and in the absence of the Chairman of the Board, or if there is none, at all meetings of the board, and shall exercise and perform such other powers and duties as prescribed by the bylaws or by the board.

        4.    SECRETARY.    The secretary shall have the following duties:

          (a)    MINUTES.    The secretary shall be present at and take the minutes of all meetings of the shareholders, the board of directors, and committees of the board. If the secretary is unable to be present, the secretary or the presiding officer of the meeting shall designate another person to take the minutes of the meeting. The secretary shall keep, or cause to be kept, at the principal executive office or such other place as designated by the board of directors, a book of minutes of all meetings and actions of the shareholders, the board of directors, and committees of the board. The minutes of each meeting shall state the following: The time and place of the meeting; whether it was regular or special; if special, how it was called or authorized; the notice given or waivers or consents obtained; the names of directors present at board or committee meetings; the number of shares present or represented at shareholders' meetings, and an accurate account of the proceedings.

          (b)    RECORD OF SHAREHOLDERS.    The secretary shall keep or cause to be kept, at the principal executive office or at the office of the transfer agent or registrar, a record or duplicate record of shareholders. This record shall show the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of share certificates issued to each shareholder, and the number and date of cancellation of "any certificates surrendered for cancellation.

          (c)    NOTICE OF MEETINGS.    The secretary shall give notice, or cause notice to be given, of all shareholders' meetings, board meetings, and committee meetings for which notice is required by statute or by the bylaws. If the secretary or other person authorized by the secretary to give notice fails to act, notice of any meeting may be given by any other officer of the corporation. The secretary shall maintain records of the mailing or other delivery of notices and documents to shareholders or directors, as prescribed by the bylaws or by the board of directors.

          (d)    OTHER DUTIES.    The secretary shall keep the seal of the corporation, if any, in safe custody. The secretary shall have such other powers and perform such other duties as prescribed by the bylaws or by the board of directors.

        5.    CHIEF FINANCIAL OFFICER.    The chief financial officer, who may also be referred to as the treasurer, shall keep or cause to be kept adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

        The chief financial officer shall (1) deposit corporate funds and other valuables in the corporation's name and to its credit with depositories designated by the board; (2) disburse corporate funds as authorized by the board; (3) whenever requested by the board or the chief executive officer, render a statement of the corporation's financial condition and an account of all transactions he or she has conducted as chief financial officer; and (4) exercise such other powers and perform such other duties as prescribed by the bylaws or by the board of directors.

        The chief financial officer shall be deemed the treasurer for any purpose requiring action by the corporation's treasurer.

        6.    VICE PRESIDENTS.    There may be one or more vice presidents, as determined by the board. In the absence or disability of the president, the president's duties and responsibilities shall be carried out by the highest ranking available vice president, or if there are two or more unranked vice presidents, by a vice president designated by the board of directors. When so acting, a vice president shall have all the powers of and be subject to all the restrictions on the president. Vice presidents shall have such other powers and perform such other duties as prescribed by the bylaws or assigned from time to time by the board of directors or the chief executive officer.

        7.    SUBORDINATE OFFICERS.    The board of directors may appoint, and may empower the chief executive officer to appoint, subordinate officers as required by the corporations's business, whose duties shall be as provided in the bylaws or as determined from time to time by the board of directors or the chief executive officer.

        8.    REMOVAL AND RESIGNATION OF OFFICERS.    Any officer chosen by the board of directors may be removed by the board at any time, with or without cause or notice. Subordinate officers appointed by persons other than the board may be removed at any time, with or without cause or notice, by the board or by the person by whom appointed. A removed officer shall have no claim against the corporation or individual officers or board members arising from such removal (other than any rights he or she may have to monetary compensation or damages under an employment contract).

        Any officer may resign at any time by giving the corporation written notice. Unless otherwise specified in the notice, resignations shall take effect on the date the notice is received, and acceptance of the resignation is not necessary to make it effective. An officer's resignation or its acceptance by the corporation shall not prejudice any rights the corporation may have to monetary damages under an employment contract.

        9.    VACANCIES IN OFFICES.    Vacancies in offices resulting from an officer's death resignation, removal, disqualification, or any other cause shall be filled by the board or by the person, if any, authorized by the bylaws or the board to make an appointment to that office.

        10.    COMPENSATION.    Salaries of officers and other shareholders employed by the corporation shall be fixed from time to time by the board of directors or established under employment agreements approved by the board of directors. No officer shall be prevented from receiving this salary because he or she is also a director of the corporation.

        11.    REIMBURSEMENT OF NONDEDUCTIBLE COMPENSATION.    If all or part of the compensation, including expenses, paid by the corporation to a director, officer, employee, or agent is finally determined not to be allowable to the corporation as a federal or state income tax deduction, the director, officer, employee, or agent to whom the payment was made shall repay to the corporation the amount disallowed. The board of directors shall enforce repayment of each such amount disallowed by the taxing authorities.

ARTICLE VI: INDEMNIFICATION

        1.    INDEMNIFICATION OF AGENT.

          (a)    DEFINITIONS.    For the purposes of this section, "agent" means any person who is or was a director, officer, employee, or other agent of this corporation or its predecessor, and any person who is or was serving as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of this corporation or its predecessor; "proceeding" means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" include but are not limited to attorneys' fees and any expenses of establishing a right of indemnification under this section.

          (b)    LAWSUITS OTHER THAN BY THE CORPORATION.    This corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party to any proceeding (other than an action by or in the right of this corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of this corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding, if the agent acted in good faith and in a manner the agent reasonably believed to be in the best interests of this corporation. If there are criminal charges, the agent must have had no reasonable cause to believe that his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement conviction, or plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the agent did not act in good faith and in a manner that the agent reasonably believed to be in the best interests of this corporation, or that the agent had reasonable cause to believe that his or her conduct was unlawful.

          (c)    LAWSUITS BY OR ON BEHALF OF THE CORPORATION.    This corporation shall have the power to indemnify any person who was, is, or is threatened to be made a party by reason of the fact that that person is or was an agent of this corporation, to any threatened, pending, or completed legal action by or in the right of this corporation to procure a judgment in its favor, against expenses actually and reasonably incurred by the agent in connection with the defense or settlement of that action, if the agent acted in good faith, in a manner the agent believed to be in the best interests of this corporation and its shareholders, and with such care, including reasonable inquiry, as an ordinarily prudent person would use under similar circumstances. However, the corporation shall not indemnify:

            1)    Any amount paid with respect to a claim, issue, or matter for which the agent has been adjudged liable to his corporation and its shareholders in the performance of his or her duty, except for any expenses (exclusive of judgment or settlement amount) specifically authorized by the court in which the proceeding is or was pending, in accordance with statutory requirements;

            2)    Any amount paid in settling or otherwise disposing of a pending lawsuit without court approval; or

            3)    Any expenses incurred in defending a pending action that is settled or otherwise disposed of without court approval.

          (d)    SUCCESSFUL DEFENSE BY AGENT.    If the agent is successful on the merits, the corporation shall indemnify the agent for expenses actually and reasonably incurred.

          (e)    APPROVAL; WHEN REQUIRED.    Unless indemnification is mandatory because of the agent's successful defense on the merits, indemnification can be made only as to a specific case, upon a determination that indemnification is proper in the circumstances because the agent has met the applicable standard of conduct, and must be authorized by one of the following: a majority vote of the board with a quorum consisting of directors who are not parties to the proceeding; independent legal counsel in a written opinion if a quorum of directors who are not parties to the proceeding is not available; the affirmative vote of a majority of the outstanding shares entitled to vote and present or represented at a duly held meeting at which a quorum is present or by the written consent of a majority of the outstanding shares entitled to vote (without counting shares owned by the person seeking indemnification as either outstanding or entitled to vote); or the court in which the proceeding is or was pending, upon the application by the corporation, the agent, the agent's attorney, or other person rendering services in connection with the defense, regardless of whether the corporation opposes the application.

          (f)    ADVANCING EXPENSES.    Expenses incurred or to be incurred in defending any proceeding may be advanced by this corporation before the final disposition of the proceeding, on receipt of an undertaking by or on behalf of the agent to repay the amount of the advance, unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this section.

          (g)    OTHER CONTRACTUAL RIGHTS.    The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the Articles of Incorporation. The rights to indemnity under this section shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of their heirs, executors, and administrators of the person. Nothing contained in this section shall affect any right to indemnification to which persons other than directors and officers of this corporation or any subsidiary may be entitled by contract or otherwise.

          (h)    LIMITATIONS.    No indemnification or advance shall be made under this section (except where indemnification is required because of the agent's successful defense on the merits) if it would be inconsistent with a provision of the Articles of Incorporation or bylaws a resolution of the directors or shareholders, or an agreement in effect at the time the alleged cause of action occurred which prohibits or limits indemnification, or a condition expressly imposed by a court in approving a settlement.

          (i)    INSURANCE.    If the board of directors so decides, the corporation may purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such, whether or not the corporation would have the power to indemnify the agent against that liability. Notwithstanding the foregoing, if the corporation owns all or a portion of the shares of the company issuing the policy of insurance, the insuring company and the policy or both shall meet the conditions set forth in Section 317(i) of the Corporations Code.

          (j)    FIDUCIARIES OF EMPLOYEE BENEFIT PLAN.    The requirements and limitations imposed by this section do not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of the corporation. The corporation shall have the power to indemnify, and to purchase and maintain insurance on behalf of, any such trustee, investment manager, or other fiduciary of any benefit plan for any of the corporations directors, officers, or employees or those of any of its subsidiary or affiliated corporation. Furthermore, this section shall not limit any right to indemnification that such a trustee, investment manager, or other fiduciary may have as a contract right enforceable by law.

          (k)    SURVIVAL OF RIGHTS.    The rights provided by this section shall continue as to a person who has ceased to be an agent, and shall inure to the benefit of the heirs, executors, and administrators of such person.

          (l)    EFFECT OF AMENDMENT.    Any amendment, repeal, or modification of this section shall not adversely affect an agent's right or protection existing at the time of such amendment, repeal, or modification.

          (m)    SETTLEMENT OF CLAIMS.    The corporation shall not be liable to indemnify any agent under this section for any amounts paid in settlement of an action or claim effected without the corporation's written consent, for which consent shall not be unreasonably withheld, or, any judicial award, if the corporation was not given a reasonable and timely opportunity to participate, at its expense, in the defense of such action.

          (n)    SUBROGATION.    In the event of payment under this section the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the agent, who shall execute all pagers required and shall do everything that may be necessary to secure these rights, including the execution of such documents as may be necessary to enable the corporation effectively to bright suit to enforce such rights.

          (o)    NO DUPLICATION OF PAYMENTS.    The corporation shall not be liable under this section to make any payment in connection with any claim made against the agent to the extend the agent has otherwise actually received payment, whether under a policy of insurance, agreement, vote, or otherwise, of the amounts otherwise indemnifiable under this section.

ARTICLE VII: RECORDS AND REPORTS

        1.    SHAREHOLDER LISTS; INSPECTION BY SHAREHOLDERS.    The corporation shall keep at its principal executive office or at the office of its transfer agent or registrar, as the board shall determine, a record of the names and addresses of all shareholders and the number and class of shares held by each.

        A shareholder or group of shareholders holding 5 percent or more of the outstanding voting shares of the corporation may (a) inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours, on 5 days' prior written demand on the corporation; and/or (b) obtain from the corporation's transfer agent, on written demand and tender of the transfer agent's usual charges for this service, a list of the names and addresses of shareholders entitled to vote for the election of directors and their shareholdings, as of the most recent date for which a record has been compiled or as of a specified date which is later than the date of demand. This list shall be made available within 5 days after demand or within 5 days after the specified later date as of which the list is to be compiled.

        The record of shareholders shall also be open to inspection during usual business hours, on the written demand of any shareholder or holder of a voting trust certificate, for a purpose reasonably related to the holder's interest in the corporation. Any inspection or copying under this section may be made in person or by the holder's agent or attorney.

        2.    MAINTENANCE OF BYLAWS.    The corporation shall keep at its principal executive office, or if its principal executive office is not in California, at its principal business office in this state, the original or a copy of the bylaws as amended to date, which shall be open to inspection by thee shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside of California and the corporation has no principal business office in this state, the secretary shall, upon a shareholder's written request, furnish to that shareholder a copy of the bylaws as amended to date.

        3.    MINUTES AND ACCOUNTING RECORDS.    The minutes of the proceedings of the shareholders, board of directors, and committees of the board, and the accounting books and records shall be kept at the principal executive office of the corporation, or at such other place or places as designated by the board of directors. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in a form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection during usual business hours on the written demand of any shareholder or holder of a voting trust certificate, for a purpose reasonably related to the holder's interests in the corporation. The inspection may be made in person or by an agent or attorney, and includes the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary of the corporation.

        4.    INSPECTION BY DIRECTORS.    Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection may be made by the director in person or by an agent or attorney, and the right of inspection includes the right to copy and make extracts of documents.

        5.    ANNUAL REPORT TO SHAREHOLDERS.    Inasmuch as, and for as long as, there are less than 100 shareholders, the requirement of an annual report to shareholders referred to in Section 1501 of the California Corporations Code is expressly waived. However, nothing in this provision shall be interpreted as prohibiting the board of directors from issuing annual or other periodic reports to the shareholders, as the board considers appropriate.

        6.    FINANCIAL STATEMENTS.    The corporation shall keep a copy of any annual financial statement, quarterly or other periodic income statement, and accompanying balance sheets on file in its principal executive office for 12 months; these documents shall be exhibited (or copies provided) to shareholders at all reasonable times. If no annual report for the last fiscal year has been sent to shareholders, on written request of any shareholder made more than 120 days after the close of the fiscal year, the corporation shall deliver or mail to the shareholder, within 30 days after receipt of the request, a balance sheet as of the end of that fiscal year and an income statement and statement of changes in financial position for that fiscal year.

        A shareholder or shareholders holding 5 percent or more of the outstanding shares of any class of stock of the corporation may request in writing an income statement for the most recent three-month, six-month, or nine-month period (ending more than 30 days before the date of the request) of the current fiscal year, and a balance sheet as of the end of that period. If such documents are not already prepared, the chief financial officer shall cause them to be prepared and shall deliver them personally or by mail to the requesting shareholders within 30 days after the receipt of the request. A balance sheet, income statement, and statement of changes in financial position for the last fiscal year shall also be included, unless the corporation has sent the shareholders an annual report for the last fiscal year.

        Quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of independent accountants engaged by the corporation, or a certificate by the authorized corporate officer stating that the financial statements were prepared without audit from the corporation's books and records.

        7.    ANNUAL INFORMATION STATEMENT.

          (a)   Every year, during the calendar month in which the original Articles of Incorporation were filed with the California Secretary of State or during the preceding five calendar months, the corporation shall file a statement with the Secretary of State on the prescribed form, setting forth the authorized number of directors; the names and complete business or residence addresses of the chief executive officer; the secretary and the chief financial officer; the street address of the corporation's principal executive office or principal business office in this state; a statement of the general type of business constituting the principal business activity of the corporation, and a designation of the corporation's agent for service of process, all in compliance with Section 1502 of the Corporations Code of California.

          (b)   Notwithstanding the provisions of paragraph (a) of this section, if there has been no change in the information contained in the corporation's last annual statement on file in the Secretary of State's office, the corporation may, in lieu of filing the annual statement, advise the Secretary of State, on the appropriate form, that no changes in the required information have occurred during the applicable period.

ARTICLE VIII: OTHER PROVISIONS

        1.    RECORD DATE FOR DIVIDENDS AND DISTRIBUTIONS.    For purposes of determining the shareholders entitled to receive payment of dividends or other distributions or allotment of rights, or entitled to exercise any rights in respect of any other lawful action (other than voting at and receiving notice of shareholders' meetings and giving written consent of the shareholders without a meeting), the board of directors may fix in advance a record date not more than 60 nor less than 10 days before the date of the dividend payment distribution, allotment, or other action. If a record date is so fixed, only shareholders of record at the close of business on that date shall be entitled to receive the dividend, distribution, or allotment of rights, or to exercise the other rights, as the case may be, notwithstanding any transfer of any shares on the corporate books after the record date, except as otherwise provided by statute.

        If the board of directors does not so fix a record date i n advance, the record date for these purposes shall be at the close of business on the later of (a) the day on which the board of directors adopts the applicable resolution or (b) the 60th day before the date of the dividend payment, distribution, allotment of rights, or other action.

        2.    AUTHORIZED SIGNATORIES FOR CHECKS.    All checks, drafts, or other orders for payment of money, notes, and other evidences of indebtedness issued in the name of or payable to the corporation shall be signed or endorsed in the manner and by the persons authorized by the board of directors.

        3.    EXECUTING CONTRACTS AND INSTRUMENTS.    The board of directors may authorize any of its officers or agents to enter into any contract or execute any instrument in the name of and on behalf of the corporation. This authority may be general or it may be confined to one or more specific matters. No officer, agent, employee, or other person purporting to act on behalf of the corporation shall have any power or authority to bind the corporation in any way, pledge its credit, or render it liable for any purpose in any amount, unless that person was acting with authority duly granted by the board of directors as provided in these bylaws, or unless an unauthorized act was later ratified by the corporation.

        4.    SHARE CERTIFICATES.    One or more certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any of the shareholder's shares are fully paid.

        All certificates shall certify the number of shares and the class or series of shares represented by the certificate. All certificates shall be signed in the name of the corporation by (a) one of the following: the chairman or vice chairman of the board of directors, the president or any vice president; and (b) one of the following: the chief financial officer, any assistant treasurer, the secretary, or any assistant secretary. Any of the signatures on the certificate may be facsimile. If a party who has signed share certificates ceases to be an officer or other agent before the certificate is issued, the corporation may issue the certificate with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

        The share certificates shall state, by way of appropriate legend, any restrictions on share ownership or transfer, and any other statements required by applicable federal or state securities regulations.

        5.    LOST CERTIFICATES.    Except as provided in this section, no new certificates for shares shall be issued to replace old certificates unless the old certificates are surrendered to the corporation for cancellation at the same time. If share certificates or certificates for any other security have been lost, stolen, or destroyed, the board of directors may authorize the issuance of replacement certificates on terms and conditions as the board may require, which may include a requirement that the owner give the corporation a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it (including any expenses or liability) on account of the alleged loss theft, or destruction of the old certificate or the issuance of the replacement certificate.

        6.    SHARES OF OTHER CORPORATIONS: HOW VOTED.    Shares of other corporations standing in the name of this corporation shall be voted by the chief executive officer or a person designated by the chief executive officer. If neither of them is able to act, the shares may be voted by a person designated by the board of directors. The authority to vote shares includes the authority to execute a proxy in the corporation's name for purposes of voting the shares.

        7.    REIMBURSEMENT OF NONDEDUCTIBLE COMPENSATION.    If all or part of the compensation, including expenses, paid by the corporation to a director, officer, employee, or agent is finally determined not to be allowable to the corporation as a federal or state income tax deduction, the director, officer, employee, or agent to whom the payment was made shall repay to the corporation the amount disallowed. The board of directors shall enforce repayment of each such amount disallowed by the taxing authorities.

        8.    CONSTRUCTION AND DEFINITIONS.    Unless the context requires otherwise, the general provisions, rules of construction, and definitions in Sections 100 through 195 of the California Corporations Code shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes a corporation and a natural person.

        9.    TRANSFER RESTRICTIONS; RIGHT OF FIRST REFUSAL.

          (a)   Any shareholder wishing to sell or transfer shares of the corporation ("transferring shareholder") must first notify the secretary of the corporation by means of a writing (the "original notification") that states the number and class of shares, and the price per share, terms of the sale, and name of the proposed transferee, if any. The corporation shall then have the right to purchase all of those shares at that price and on those terms. The corporation shall also have the right to purchase any number of those shares at that price and on those terms. The corporation shall also have the right to purchase any number of those shares, provided that shareholders other than the transferring shareholder (the "other shareholders") agree to purchase the remainder of the shares which the transferring shareholder wishes to sell or transfer. The corporation shall exercise either of these rights by a written election to purchase ("corporation's election to purchase") delivered to the shareholder in or before the "corporation's election date," which is 60 days after receipt of the original notification.

          (b)   If the corporation fails to elect to purchase within the prescribed period, or if it elects to purchase fewer than all of the shares specified in the original notification, the secretary, within 10 days after the corporation's election date, shall send or deliver to each of the other shareholders a copy of the transferring shareholder's original notification and a statement of the number of shares not being purchased by the corporation ("secretary's statement"). Each of the other shareholders shall then have a right (contingent on the subscription by the corporation and shareholders of the total number of shares specified in the original notification) to purchase part or all of the available number of shares at the price and on the terms stated in the original notification. A shareholder wishing to exercise this right shall return to the secretary, within 30 days after the corporation's election date, a written shareholder's "notice of intent to purchase."

          (c)   If the total number of shares specified by the other shareholders in their respective notices of intent to purchase exceeds the number of available shares specified in the secretary's statement, each purchasing shareholder shall be entitled to purchase a fraction of the number of shares specified in that shareholder's notice of intent to purchase, which fraction shall be equal to the number of shares already held by that shareholder divided by the total number of shares held by all shareholders who have returned a notice of intent to purchase.

          (d)   If fewer than all the shares specified in the original notification are subscribed to under paragraphs (a) and (b) above, each shareholder who desires additional shares shall be entitled to purchase a fraction of the shares not subscribed to, which fraction shall be equal to the number of shares already held by that shareholder divided by the total number of shares held by all shareholders who desire to purchase the remaining shares.

          (e)   Any notice of intent to purchase given under paragraph (b) above, unless the shareholder specifically states otherwise on the notice, shall also be considered an offer to purchase the number of shares to which the shareholder may be entitled under paragraph (c) or paragraph (d).

          (f)    If fewer than all of the shares specified in the original notification are subscribed to under paragraphs (a), (b), (c), or (d) above, the transferring shareholder shall not be required to sell the specified shares, or any of them, to the corporation or to the other shareholders, but may sell or transfer all the specified shares to the proposed transferee under the terms and for the price stated in the original notification; provided, however, (i) that any such transaction is null and void if it would have the effect of increasing the corporation's total number of shareholders to more than 35; (ii) that the transaction is null and void if it purports to sell or transfer the specified shares, or any of them, at a lower price or on terms more favorable to the transferee than those specified in the original notification; and (iii) that the sale or transfer, if any, must take place within 6 months after the date of the original notification.

          (g)   Unless otherwise prohibited by law or by the Articles of Incorporation, the corporation may purchase its own shares from any offering shareholder; provided, however that the corporation shall not purchase all of its outstanding voting stock. Any sale or transfer, or purported sale or transfer, of the corporation's shares by any shareholder shall be null and void unless the terms, conditions, and provisions set forth herein are strictly followed.

          (h)   Each offer, notice, or statement provided for above shall be considered given when it is personally delivered to the person to whom it is to be given, or when it is deposited in the United States mail, by first-class mail properly addressed to such person and with all postage or other charges fully prepaid.

          (i)    Each share certificate to which the above restrictions are applicable shall bear the following legend: "Ownership of this certificate and the shares evidenced by this certificate may be sold, assigned, transferred, pledged, or otherwise disposed of or alienated only under and subject to the provisions of the article on transfer restrictions in this corporation s Articles of Incorporation."

ARTICLE IX: AMENDMENTS

        1.    AMENDMENT OF ARTICLES OF INCORPORATION.    Unless otherwise provided under California Corporations Code Sections 900 through 911, amendments to the Articles of Incorporation may be adopted if approved by the board and approved by a majority of the outstanding shares entitled to vote, either before or after approval by the board. An amendment to the Articles of Incorporation shall be effective as of the date that the appropriate certificate of amendment is filed with the Secretary of State.

        2.    AMENDMENT OF BYLAWS.    Except as otherwise required by law or by the Articles of Incorporation, these bylaws may be amended or repealed, and new bylaws may be adopted, by the board of directors or by a majority of the outstanding shares entitled to vote.

ARTICLE X: EMERGENCY PROVISIONS

        1.    GENERAL.    The provisions of this Article shall be operative only during a national emergency declared by the President of the United States or the person performing the President's functions, or in the event of a nuclear, atomic, or other attack on the United States or a disaster making it impossible or impracticable for the corporation to conduct its business without recourse to the provisions of this Article. Said provisions in such event shall override all other Bylaws of this corporation in conflict with any provisions of this Article, and shall remain operative so long as it remains impossible or impracticable to continue the business of the corporation otherwise, but thereafter shall be inoperative; provided that all actions taken in good faith pursuant to such provisions shall thereafter remain in full force and effect unless and until revoked by action taken pursuant to the provisions of the Bylaws other than those contained in this Article.

        2.    UNAVAILABLE DIRECTORS.    All directors of the corporation who are not available to perform their duties as directors by reason or physical or mental incapacity or for any other reason or who are unwilling to perform their duties or whose whereabouts are unknown shall automatically cease to be directors, with like effect as if such persons had resigned as directors, so long as such unavailability continues.

        3.    AUTHORIZED NUMBER OF DIRECTORS.    The authorized number of directors shall be the number of directors remaining after eliminating those who have ceased to be directors pursuant to Section 2, or the minimum number required by law, whichever number is greater.

        4.    QUORUM.    The number of directors necessary to constitute a quorum shall be one-third of the authorized number of directors as specified in the foregoing Section, or such other minimum number as, pursuant to the law or lawful decree then in force, it is possible for the Bylaws of a corporation to specify.

        5.    CREATION OF EMERGENCY COMMITTEE.    In the event the number of directors remaining after eliminating those who have ceased to be directors pursuant to Section 2 is less than the minimum number of authorized directors required by law, then until the appointment of additional directors to make up such required minimum, all the powers and authorities which the Board could by law delegate, including all powers and authorities which the Board could delegate to a committee, shall be automatically vested in an emergency committee, and the emergency committee shall thereafter manage the affairs of the corporation pursuant to such powers and authorities and shall have all such other powers and authorities as may by law or lawful decree be conferred on any person or body of persons during a period of emergency.

        6.    CONSTITUTION OF EMERGENCY COMMITTEE.    The emergency committee shall consists of all the directors remaining after eliminating those who have ceased to be directors pursuant to Section 2, provide that such remaining directors are not less than three in number. In the event such remaining directors are less than three in number the emergency committee shall consists of three persons, who shall be the remaining director or directors and either one or two officers or employees of the corporation, as the remaining director or directors may in writing designate. If there is no remaining director, the emergency committee shall consists of the three most senior officers of the corporation who are available to serve and if and to the extent that officers are not available, the most senior employees of the corporation. Seniority shall be determined in accordance with any designation of seniority in the minutes of the proceedings of the Board, and in the absence of such designation, shall be determined by rate of remuneration. In the event that there are remaining directors and no officers or employees of the corporation available, the emergency committee shall consist of three persons designated in writing by the shareholder owning the largest number of shares of record as of the date of the last record date.

        7.    POWERS OF EMERGENCY COMMITTEE.    The emergency committee, once appointed, shall govern its own procedures and shall have power to increase the number of members thereof beyond the original number, and in the event of a vacancy or vacancies therein, arising at any time, the remaining member or members of the emergency committee shall have the power to fill such vacancy or vacancies. In the event at any time after its appointment, all members of the emergency committee shall die or resign or become unavailable to act for any reason whatsoever, a new emergency committee shall be appointed in accordance with the foregoing provisions of this Article.

        8.    DIRECTORS BECOMING AVAILABLE.    Any person who has ceased to be a director pursuant to the provisions of Section 2 and who thereafter becomes available to serve as a director shall automatically become a member of the emergency committee.

        9.    ELECTION OF BOARD OF DIRECTORS.    The emergency committee shall, as soon after its appointment as is practicable, take all requisite action to secure the election of a board of directors, and upon such election all the powers and authorities of the emergency committee shall cease.

        10.    TERMINATION OF EMERGENCY COMMITTEE.    In the event, after the appointment of an emergency committee, a sufficient number of persons who ceased to be directors pursuant to Section 2 become available to serve as directors, so that if they had not ceased to be directors as aforesaid, there would be enough directors to constitute the minimum number of` directors required by law, then all such persons shall automatically be deemed to be reappointed as directors and the powers and authorities of the emergency committee shall be at an end.

CERTIFICATE OF SECRETARY

        I, the undersigned, do hereby certify:

        That I am the duly elected, qualified and acting Secretary of Apex Therapeutic Care, Inc. and certify that the above foregoing bylaws, comprising 26 pages, including this page, constitute the bylaws of said corporation duly adopted and approved as such by the Action of the Incorporator of said corporation and duly ratified and approved by unanimous written consent of the Board of Directors of said corporation.

        IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation as of February 27, 1998.

(S E A L)	/s/ KELLY SMITH Kelly Smith, Secretary

CERTIFICATE OF AMENDMENT
OF THE
BYLAWS OF
APEX THERAPEUTIC CARE, INC.,
A CALIFORNIA CORPORATION

        The undersigned hereby certifies that he is the duly elected, qualified, and acting Secretary of Apex Therapeutic Care, Inc. (the "Corporation") and that the following amendment to the Bylaws of the Corporation was adopted as of February 28, 1998 by the shareholders of the Corporation as follows:

          1.     Article VIII, Section 9(i) of the Bylaws of the Corporation was amended in its entirety to read as follows:

      "(i)
      Each share certificate to which the above restrictions are applicable shall bear the following legend: "Ownership of this certificate and the shares evidenced by this certificate may be sold, assigned, transferred, pledged, or otherwise disposed of or alienated only under and subject to the provisions of the article on transfer restrictions in this corporation's Bylaws."

        IN WITNESS WHEREOF, the undersigned has signed this Certificate and affixes the seal of the Corporation this 25th day of June, 1999.

/s/ Kelly Smith Kelly Smith, Secretary

CERTIFICATE OF AMENDMENT
OF THE
BYLAWS OF
APEX THERAPEUTIC CARE, INC.,
A CALIFORNIA CORPORATION

        The undersigned hereby certifies that he is the duly elected, qualified, and acting Secretary of Apex Therapeutic Care, Inc. (the "Corporation") and that the following amendment to the Bylaws of the Corporation was adopted as of February 28, 1998 by the shareholders of the Corporation as follows:

          1.     Article III, Section 2 of the Bylaws of the Corporation was amended in its entirety to read as follows:

      2.
      Number and Qualification of Directors. The number of directors shall not be less than three (3) and no more than five (5) until changed by amendment of the articles of incorporation or by a bylaw amending this Section 2 duly adopted by the vote or written consent of holders of a majority of the vote or written consent of holders of a majority of the outstanding shares entitled to vote, provided that a proposal to reduce the fixed number of the minimum number of directors below five cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent, are equal to more than 16 2/3 percent of the outstanding shares entitled to vote. The exact number of directors shall be fixed from time to time, within the limits specified in the articles of incorporation or in this Section 2, by amendment of the next sentence duly adopted by the vote of a majority of the shares entitled to vote represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum), or by the written consent of the holders of a majority of the outstanding shares entitled to vote, or by the Board of Directors. The exact number of directors shall be three (3) until changed as provided in this Section 2.

        IN WITNESS WHEREOF, the undersigned has signed this Certificate and affixes the seal of the Corporation this 25th day of June, 1999.

/s/ Kelly Smith Kelly Smith, Secretary

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Bylaws of Apex Therapeutic Care, Inc. a California corporation
CERTIFICATE OF SECRETARY
CERTIFICATE OF AMENDMENT OF THE BYLAWS OF APEX THERAPEUTIC CARE, INC., A CALIFORNIA CORPORATION
CERTIFICATE OF AMENDMENT OF THE BYLAWS OF APEX THERAPEUTIC CARE, INC., A CALIFORNIA CORPORATION